UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 4, 2008 (January 3, 2008)

Dynamic Natural Resources Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-131224	20-4028175
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

78 South Street ,Suite 202, Wrentham, MA	02093
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	508 809 9129

(Former name or former address, if changed since last report.)

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 8.01   Other Events.

On January 3, 2008 Donald E. Quarterman Jr. was removed as a member of the Corporation’s Board of Directors.  The removal was necessary and for cause as a result of Mr. Quarterman being unresponsive to company requests over an extended time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dynamic Natural Resources Inc.
(Registrant)

Date: January 3, 2008

/s/ Scott Masse
Scott Masse
CEO